EXHIBIT 99.1

FOR IMMEDIATE RELEASE	July 31, 2007 Contact: Rosemarie Faccone or Susan Jordan 732-577-9996

Monmouth Real Estate Investment Corporation
Closes Strategic Combination with Monmouth Capital Corporation

FREEHOLD, NJ, July 31, 2007 . . . Monmouth Real Estate Investment Corporation (NASDAQ: MNRTA) ("Monmouth REIT") announced today that it has completed its proposed strategic combination with Monmouth Capital Corporation (NASDAQ: MONM) ("Monmouth Capital"). As previously announced, the combination was approved by the stockholders of Monmouth REIT and Monmouth Capital on Thursday, July 26, 2007.

The combined company will operate under the name Monmouth Real Estate Investment Corporation and will continue as an equity real estate investment trust, owning interests in 56 industrial properties on long-term net-leases to investment grade tenants and one shopping center, as well as investments in REIT securities. The combined company will remain headquartered in Freehold, New Jersey and will continue to be managed by the management team that managed both Monmouth REIT and Monmouth Capital before the combination.

In connection with the merger, the number of directors serving on Monmouth REIT's Board of Directors was increased to 13 and Anna T. Chew, Eugene D. Rothenberg, Joshua Kahr and Michael P. Landy, each a former director of Monmouth Capital, were appointed as directors of Monmouth REIT to fill the four vacancies created by the increase in the size of the board.

"We are pleased with the successful consummation of the combination of the two companies" said Eugene W. Landy, President and Chairman of both Monmouth REIT and Monmouth Capital. "This transaction has enhanced our prospects for continued growth and exposure in the marketplace by increasing both our market capitalization and portfolio and we expect to achieve productivity savings through managing a larger, combined company."

Monmouth Capital's common stockholders are entitled to receive 0.655 of a share of Monmouth REIT's common stock for each share of Monmouth Capital's common stock. American Stock Transfer & Trust Company has been appointed as the exchange agent for payment of the merger consideration and will send a letter of transmittal to each former Monmouth Capital common stockholder containing instructions for obtaining new stock certificates and cash in exchange for their shares. As a result of the completion of the merger and effective immediately, Monmouth Capital's common stock will no longer trade on the NASDAQ Global Market.

Cohen & Steers Capital Advisors, LLC acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth REIT and Venable LLP served as its legal counsel. Ferris, Baker Watts, Inc. acted as exclusive financial advisor to the Special Committee of the Board of Directors of Monmouth Capital and Stroock & Stroock & Lavan LLP served as its legal counsel.

About Monmouth Real Estate Investment Corporation

Monmouth REIT, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. Monmouth REIT's equity portfolio consists of fifty-six industrial properties and one shopping center located in twenty-six states.  In addition, Monmouth REIT owns a portfolio of REIT securities.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Monmouth REIT, Monmouth Capital and their affiliates or industry results or the benefits of the merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered in integrating the companies, inability to realize or delays in realizing the expected synergies, unanticipated operating costs, the effects of general and local economic and real estate conditions and the amount of the costs, fees, expenses and charges related to the transaction. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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